UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025 (December 30, 2024)

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	90-1604380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 State Ave Ne, Ste 1014

Olympia, Washington 98501

(Address of Principal Executive Offices) (Zip Code)

(206) 963-1094

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Plan and Agreement of Merger

On January 9, 2025, Global Tech Industries, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger dated January 9, 2025 (the “Merger Agreement”), pursuant to which GTII Merger Sub, LLC, a Nevada limited liability company wholly owned by the Company, will merge (the “Merger”) with and into AIversity LLC, d/b/a Traders GPT, a Puerto Rico limited liability company (“AIversity”), with AIversity becoming the Company’s wholly-owned subsidiary after the Merger.

Pursuant to the Merger Agreement, 1,000 shares of Company’s newly designated Series B Preferred Stock will be issued to the shareholder of AIversity in the Merger. Merger closing is to occur upon the satisfaction of several conditions, including (a) approval of the Court in which the Company’s receivership is being overseen and (b) customary closing conditions, including the receipt of necessary approval from each of the Company and AIversity, the accuracy of the representations and warranties of the other party, performance by the other party of its obligations under the Merger Agreement, and the absence of any material adverse changes in the condition of the other party. The Company’s received, Paul Strickland, sees no impediment to the consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or AIversity, their respective affiliates or their respective businesses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2024, the Company filed with the State of Nevada a Certificate of Designation (the “Certificate of Designation”), which established a Series B Preferred Stock with the following rights, preferences, powers, restrictions and limitations:

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be One Thousand (1,000). Each share of the Series B Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series B Preferred Stock may be issued in fractional shares.

Section 3. Voting Rights. Each share of Series B Preferred Stock shall have Super-Voting rights in an amount equal to 100% of the total vote of all outstanding shares of Common Stock and shares of Preferred Stock.

Section 4. Dividends. Each holder of Series B Preferred shall be paid twice the amount of dividends issued by the Company to holders of Common Stock on a pro rata basis with the number of shares of Series B Preferred Stock held.

Section 5. Liquidation. Each holder of Series B Preferred Stock shall, on a pro rata basis, receive a priority of $4,000,000, to be paid before any holders of Common Stock, from the net proceeds of any voluntary or involuntary, dissolution, liquidation, sale of all assets, sale of the Company, bankruptcy, reorganization or other winding down of the Company.

Section 6. Conversion. The Series B Preferred Stock shall have no conversion rights.

Section 7. First Refusal Rights. Each holder of shares of Series B Preferred Stock shall maintain a right of first refusal to participate in or purchase stock in any registration statement filed by the Company.

Section 8. Transferability. The shares of Series B Preferred Stock shall be freely assignable and transferable by their respective holders, subject only to restrictions imposed by applicable state and federal securities laws.

Section 9. Protection Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock.

Section 10. Waiver. Any of the rights, powers or preferences of the holders of the Series B Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

Section 11. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series B Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Preferred Stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designation of Series B Preferred Stock filed December 30, 2024
10.1*	Agreement and Plan of Merger dated January 9, 2025, among the Company, GTII Merger Sub, LLC and AIversity LLC, d/b/a Traders GPT
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025.

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ Paul Strickland
Paul Strickland
Court-Appointed Receiver